UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:) February 20, 2020
_____________________________________________________________________________________

ORION ENGINEERED CARBONS S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563		00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission file number)		(I.R.S. Employer Identification No.)

4501 Magnolia Cove Drive Suite 106	Houston,	Texas	77345
(Address of Principal Executive Offices)			(Zip Code)
(281) 318-2959
Registrant's telephone number, including area code
__________________________________________N/A_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	OEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions.
The company identified a typographical error in the press release released on February 20, 2020. The corrected paragraph should read as follows:

“Other guidance metrics for 2020 include shares outstanding of 60.6 million before vesting of awards under the Group’s Long Term Incentive Program, an underlying tax rate in the range of 29% to 30% on pre-tax income, and capital expenditures in the range of $130 million and $150 million of which EPA related spending is expected to comprise approximately 45% to 50%, prior to any reimbursement from Evonik AG, with maintenance capital comprising around 45%, and growth-oriented capital comprising the balance. Depreciation and Amortization for 2020 is estimated to be in the range of $95 to $100 million.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORION ENGINEERED CARBONS S.A.

February 21, 2020	By	/s/ Corning Painter
Name: Corning F. Painter
Title: Chief Executive Officer